Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”), dated as of September 10, 2010 (the “Amendment Date”), is among Amkor Technology, Inc. and its Subsidiaries party thereto, the Lenders party to the Loan and Security Agreement referred to below, and Bank of America, N.A., as administrative agent for the Lenders.
RECITALS:
     A. The Borrowers, the Lenders, and the Agent have entered into the certain Amended and Restated Loan and Security Agreement, dated as of April 16, 2009 (the “Loan and Security Agreement”).
     B. The undersigned parties have agreed to amend the Credit Agreement in certain respects as provided hereinbelow.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     Section 1.1 Definitions. Unless otherwise defined in this Amendment, terms defined by the Loan and Security Agreement, where used in this Amendment, shall have the same meanings in this Amendment as are prescribed by the Loan and Security Agreement.
ARTICLE II
Amendment to Loan and Security Agreement
     Section 2.1 Amendment Certain Definitions in Section 1.1. Effective as of the Amendment Date, each of the following definitions in Section 1.1 of the Loan and Security Agreement is hereby amended and restated to read as follows, respectively:
     Applicable Margin — with respect to any Type of Revolving Loan, on any day, the per annum percentage set forth below, as determined by Average Availability calculated for Borrower for the preceding completed Fiscal Quarter of Borrower:

	Average Availability for	Base Rate	LIBOR
	preceding completed Fiscal	Revolving	Revolving
Level	Quarter	Loans	Loans
I	Less than $40,000,000	1.50%	2.75%

II	Greater than or equal to $40,000,000 and equal to or less than $80,000,000	1.25%	2.50%

III	Greater than $80,000,000	1.0%	2.25%

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     Subject to the terms of this Agreement, the Applicable Margin shall be subject to increase or decrease, effective as of the first day of the next succeeding Fiscal Quarter following a completed Fiscal Quarter as provided above.
     Average Availability — for any period of a completed Fiscal Quarter, the average of the daily amount of Availability for such period, provided, that solely for purposes of calculating the Applicable Margin, Average Availability shall be determined without reference to clause (a) of the definition of Borrowing Base.
     Termination Date — the earliest to occur of (a) April 16, 2015, (b) the date on which the Borrowers terminate the Revolving Commitments pursuant to Section 2.1.4, or (c) the date on which the Revolving Commitments are terminated pursuant to Section 11.2.
ARTICLE III
Conditions
     Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
     (a) no Default or Event of Default shall be in existence as of the Amendment Date after giving effect to this Amendment;
     (b) the Agent shall have received (i) a fully executed copy of this Amendment, (ii) and each other agreement, document, certificate or instrument reasonably requested by the Agent in connection with this Amendment, in each case in form and substance satisfactory to the Agent.
     (c) Borrowers shall have paid the fee required by Section 3.2.
     Section 3.2 Commitment Fee. Subject to the terms of the Loan and Security Agreement, in consideration for the Lender’s agreements under this Amendment, the Borrowers jointly and severally agree to pay to the Agent, for the benefit of the Lenders, a commitment fee in the amount of $250,000, which shall be deemed fully earned and due and payable in full upon execution by all parties of this Amendment.
ARTICLE IV
Ratifications, Representations, and Warranties
     Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan and Security Agreement and the other Loan Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan and Security Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers, the Agent, and the Lenders agree that the Loan and Security Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.
     Section 4.2 Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of the Borrowers and will not violate the certificate of incorporation or bylaws of any Borrower, (b) the representations and warranties of the Borrowers contained in the Loan
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and Security Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the Amendment Date as though made on and as of the Amendment Date (except to the extent that such representations and warranties were expressly made only in reference to a specific date), and (c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
ARTICLE V
Miscellaneous
     Section 5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or any Lender shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them.
     Section 5.2 Reference to Loan and Security Agreement and Other Loan Documents. Each of the Loan Documents, including the Loan and Security Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan and Security Agreement and the other Loan Documents as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan and Security Agreement or any other Loan Document shall mean a reference to the Loan and Security Agreement and the other Loan Documents as amended hereby.
     Section 5.3 Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
     Section 5.4 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, PROVIDED THAT IN THE EVENT ANY COURT DETERMINES THAT NEW YORK LAW DOES NOT GOVERN THE LAWS OF THE STATE OF TEXAS SHALL GOVERN, IN ANY SUCH CASE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     Section 5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Borrowers, the Agent, and the Lenders and their respective successors and assigns, except the Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Lenders and any assignment by the Lenders shall be made only in accordance with the terms of the Loan and Security Agreement.
     Section 5.6 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart and a telecopy of any such executed signature page shall be valid as an original. This Amendment shall be effective when it has been executed by the Borrowers, the Agent, and the Requisite Lenders.
     Section 5.7 Effect of Amendment. No consent or waiver, express or implied, by the Agent or any Lender to or for any breach of or deviation from any covenant, condition, or duty by the Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant,
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condition, or duty. The Borrowers hereby (a) agree that this Amendment shall not limit or diminish the obligations of the Borrowers under the Loan Documents delivered in connection with the Credit Agreement, executed or joined in by the Borrowers and delivered to the Agent, (b) reaffirms the Borrowers’ obligations under each of such Loan Documents, and (c) agrees that each of such Loan Documents to which the Borrowers are a party remains in full force and effect and is hereby ratified and confirmed.
     Section 5.8 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms of this Amendment and the other Loan Documents.
     Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 5.10 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
     Section 5.11 Amendment as a Loan Document. This Amendment constitutes a Loan Document and any failure of the Borrowers to comply with the terms and conditions of this Amendment shall result in a Default under the Credit Agreement.
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     IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

BORROWER: AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
Joanne Solomon
Executive Vice President and Chief Financial Officer

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AGENT: BANK OF AMERICA, N.A., as administrative agent
By:	/s/ Laura K. Wieland
Laura K. Wieland
Assistant Vice President

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LENDERS: BANK OF AMERICA, N.A.
By:	/s/ Laura K. Wieland
Laura K. Wieland
Assistant Vice President

WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Michael P. Baranowski
Michael P. Baranowski
Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Paul O'Leary
Paul O'Leary
Director

By:	/s/ Evelyn Thierry
Evelyn Thierry
Director

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